Exhibit 99.1
November 20, 2017
Re: Tender offer by a third party for KBS Strategic Opportunity REIT, Inc. shares
Dear Stockholder:
You may soon receive, or may already have received, correspondence from MacKenzie Capital Management, LP and/or its affiliates relating to a tender offer by certain of its affiliated companies (collectively, the “Bidder”) to purchase your shares (“Shares”) of KBS Strategic Opportunity REIT, Inc. (the “REIT”). The Bidder has informed us that its offer price will be $11.01 per share (the “Offer Price”). We believe the Offer Price is substantially below the value of the Shares and recommend against selling your Shares at that price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your Shares to the Bidder, we considered the following:

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We believe the Offer Price is substantially below the current value of the Shares. The REIT is currently in the process of receiving final appraisals of its real estate properties from independent third-party valuation firms to update its estimated value per share in December 2017. Based upon preliminary appraisals received on the REIT’s real estate portfolio and the preliminary valuations by KBS Capital Advisors LLC (the “Advisor”) with respect to the REIT’s other assets and liabilities, the Advisor anticipates that it will recommend an updated estimated value per Share that is greater, but not materially greater, than the December 9, 2016 estimated value per Share of $14.81 (the “December 2016 Estimated Value Per Share”), and significantly higher than the Offer Price of $11.01 per Share. The REIT expects to announce an updated estimated value per Share on or around December 13, 2017 and will disclose the updated estimated value per Share in a Current Report on Form 8-K that it will file with the Securities and Exchange Commission (the “SEC”), which will be available on the SEC’s website at www.sec.gov.

The December 2017 estimated value per Share will be based on valuation methodologies and assumptions similar to those used to determine the December 2016 Estimated Value Per Share. We note that the December 2016 Estimated Value Per Share does not take into account estimated disposition costs and fees for real estate properties that are not held for sale or under contract for sale, debt prepayment penalties that could apply upon the prepayment of certain of the REIT’s debt obligations or the impact of restrictions on the assumption of debt. For important information regarding the methodologies, assumptions and limitations of the December 2016 Estimated Value Per Share, please see the REIT’s Current Report on Form 8-K, filed with the SEC on December 14, 2016 (the “Valuation 8-K”). The Valuation 8-K is available on the SEC’s website at www.sec.gov.

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We acknowledge that in the fourth quarter of 2016, first quarter of 2017 and second quarter of 2017, we rejected requests to redeem 1,013,619, 1,865,329 and 2,573,827 Shares, respectively, or approximately 69%, 90% and 92%, respectively, of the ordinary redemption requests received pursuant to our share redemption program, due to insufficient funding.  However, on October 12, 2017, we completed a self-tender offer for our Shares at a price of $14.07 per share, pursuant to which we purchased 4,688,671 Shares, or approximately 83% of the 5,678,837 Shares properly tendered, and rejected approximately 990,166, or approximately 17% of the 5,678,837 Shares properly tendered.  If future redemption requests exceed the amount of funding available under our share redemption program and any additional funding made available under one or more self-tender offers, the number of rejected redemption or repurchase requests will increase over time.

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On November 8, 2017, we sold 11 of our properties to various subsidiaries of Keppel-KBS US REIT, a newly formed Singapore real estate investment trust that was listed on the Singapore Stock Exchange (the “Singapore Transaction”). Although we can offer no assurances, the Singapore Transaction has made additional capital available to us that we may use to offer additional liquidity to our stockholders through our share redemption program and/or tender offers. However, we are continuing to evaluate possible strategic alternatives to provide additional liquidity to stockholders, including but not limited to the potential conversion of the REIT to an “NAV REIT” with increased capacity to repurchase shares.

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We believe that the Bidder’s offer is meant to take advantage of the illiquidity of our Shares by buying your Shares at a price significantly below their fair value in order to make a significant profit.

Please be aware that the Bidder is in no way affiliated with the REIT, our external advisor, KBS Capital Advisors LLC, or our dealer manager, KBS Capital Markets Group LLC.
We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, we may post any updates or changes to our response to this mini-tender offer and/or our response to future mini-tender offers at www.kbsstrategicopportunityreit.com. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at 1-866-527-4264.
We thank you for your investment in the REIT.

Sincerely,

Peter McMillan III
Chairman of the Board

Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The REIT can provide no assurances as to its ability to redeem shares under its share redemption program or repurchase shares pursuant to self-tender offers or the future values of the Shares. The REIT’s board of directors can amend, suspend or terminate the share redemption program at any time upon 10 business days’ notice. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; the REIT’s ability to successfully register with the SEC and conduct an offering as an “NAV REIT;” and other risks identified in Part I, Item IA of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent periodic reports, as filed with the SEC. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the REIT’s estimated value per Share.

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